Exhibit 10.12

                  AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this "Amendment") is made and entered into as of May 15, 2002 among each of TECHNITROL , INC., a Pennsylvania corporation (the "Parent"); PULSE ENGINEERING INC., a Delaware corporation, and AMI DODUCO, INC., a Pennsylvania corporation (the "US Facility Borrowers"); AMI DODUCO HOLDING GMBH, a company organized under the laws of Germany, AMI DODUCO GMBH, a company organized under the laws of Germany, AMI DODUCO ESPANA S.L., a company organized under the laws of Spain, AMI DODUCO ITALIA SRL, a company organized under the laws of Italy, AMI DODUCO (FRANCE) S.A.S., a company organized under the Republic of France, AMI DODUCO (UK) LIMITED, a company organized under the laws of England (the "Offshore Facility Borrowers" and together with the US Facility Borrowers, the "Borrowers"); EACH OF THE UNDERSIGNED SUBSIDIARY GUARANTORS OF THE BORROWERS (the "Guarantors"), BANK OF AMERICA, N.A., and each other lender which may hereafter execute and deliver an instrument of assignment with respect to the US Facility under this Agreement pursuant to Section 12.01 (hereinafter such lenders may be referred to individually as a "US Facility Lender" or collectively as the "US Facility Lenders"); BANK OF AMERICA, N.A., as lender under the Offshore Facility (hereinafter an "Offshore Facility Lender"); BANK OF AMERICA, N.A., in its capacity as agent for the Lenders (the "Agent"); PNC BANK, NATIONAL ASSOCIATION, as Syndication Agent and as Lender, FLEET NATIONAL BANK, as Documentation Agent and as Lender, and EACH OF THE FINANCIAL INSTITUTIONS SIGNATORY HERETO.

                              W I T N E S S E T H:

      WHEREAS, the Borrowers, the Lenders party thereto (the "Lenders") and the Agent have entered into that certain Credit Agreement dated as of June 20, 2001 (the "Credit Agreement"), pursuant to which the Lenders have made and agreed to make certain Loans to, and issue Letters of Credit for the account of, the Borrowers; and

      WHEREAS, the Borrowers have requested that the Agent and the Lenders consent to certain amendments to the Credit Agreement; and

      WHEREAS, subject to the terms and conditions specified below, the Agent and the Lenders signatory hereto are willing to consent to the requested amendments;

      NOW, THEREFORE, in consideration of the mutual covenants and the fulfillment of the conditions set forth herein, the parties hereto do hereby agree as follows:

      1. Definitions. Any capitalized term used herein without definition shall have the meaning set forth in the Credit Agreement.

      2. Amendments to the Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

      (a) The definition of "EBITDA" in Section 1.01 the Credit Agreement is hereby amended in its entirety to read as follows:

            "EBITDA" for any Person as of any date means an amount, determined on a consolidated basis, equal to the sum of (i) the net income of such Person from continuing operations for the immediately preceding twelve
      (12) calendar months, plus (ii) Interest Expense to the extent deducted in determining net income for such period, plus (iii) the provision for domestic and foreign taxes for such period based on income or profits to the extent such income or profits were included in computing net income for such period, plus (iv) depreciation deducted in determining net income for such period, plus (v) amortization deducted in determining net income for such period, provided, however, that all such amounts shall be determined in accordance with GAAP, and there shall be excluded from the foregoing computation (A) all non-cash income, gains and losses to the extent included in net income for such period (e.g. writing off of in process research and development), (B) all gains or losses from the sales of assets not


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Exhibit 10.12


      sold in the ordinary course of business to the extent included in net income for such period and (C) all non-cash charges incurred in connection with changes to Statements of Financial Accounting Standards (SFAS).

      (b) The definition of "Offshore Facility Commitment" in Section 1.01 the Credit Agreement is hereby amended in its entirety to read as follows:

            "Offshore Facility Commitment" means the Offshore Facility Lenders' commitment to provide Offshore Facility Loans in an aggregate amount equal to the U.S. Dollar Equivalent Amount of $75,000,000.

      (c) The definition of "Total Commitment" in Section 1.01 the Credit Agreement is hereby amended in its entirety to read as follows:

            "Total Commitment" means an amount equal to US $175,000,000 inclusive of the Letter of Credit Commitment and the Offshore Facility Commitment, as reduced from time to time in accordance with Section 2.07.

      (d) Section 9.15(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

            (a) Minimum Net Worth. Fail to maintain at the end of each fiscal quarter, commencing the fiscal quarter ending March 31, 2001, consolidated Net Worth in an amount not less than $259,300,000 plus (y) 50% of the Parent's cumulative consolidated net income from and after March 31, 2001 and (z) 100% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts resulting from the issuance, sale or exchange of equity securities or other capital investments. For purposes of determining the required minimum as aforesaid
      (i) cumulative consolidated net income shall include consolidated net income for entire fiscal quarters only and shall be determined by reference to the financial statements delivered under Section 8.08, and
      (ii) a consolidated net loss during any period shall be deemed to be consolidated net income in the amount of zero.

      (e) Exhibit A and Schedule 1.1 to the Credit Agreement are hereby deleted and replaced by Exhibit A and Schedule 1.1 attached hereto.

      3. Conditions to Effectiveness. This Amendment shall become effective only upon the receipt by the Agent, in form and substance satisfactory to it, of four executed counterparts of this Amendment executed by the Borrowers, the Guarantors and the Required Lenders.

      4. Representations and Warranties. In order to induce the Agent and the Lenders to enter into this Amendment, each Borrower represent and warrant to the Agent and the Lenders as follows:

            (a) The representations and warranties made by the Borrowers or Guarantor in Article VII of the Credit Agreement and in each of the other Loan Documents to which it is a party after giving effect to the transactions contemplated by this Amendment are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date (in which case they continue to be true as of such earlier date);

            (b) There has been no material adverse change in the condition, financial or otherwise, of the Parent and its Subsidiaries, taken as a whole, since the date of the most recent financial reports of the Parent received by each Agent and the Lenders under Section 8.08 of the Credit Agreement;


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Exhibit 10.12


            (c) The execution, delivery and performance by each Borrower and each Guarantor of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) its charter or by-laws, (ii) any applicable laws or (iii) any legal or contractual restriction binding on or affecting any Borrower or any Subsidiary; and such execution, delivery and performance do not or will not result in or require the creation of any Lien upon or with respect to any of its properties.

            (d) This Amendment constitutes the legal, valid and binding obligation of each Borrower and each Guarantor, enforceable against each Borrower and each Guarantor in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditor's rights generally or by equitable principles of general application (whether considered in an action at law or in equity).

            (e) No governmental approval is required for the due execution, delivery and performance by each Borrower of this Amendment, except for such governmental approvals as have been duly obtained or made and which are in full force and effect on the date hereof and not subject to appeal.

            (f) There are no pending or threatened actions, suits or proceedings affecting any Borrower or any Subsidiary or the properties of any Borrower or any Subsidiary before any court, governmental agency or arbitrator, that may, if adversely determined, materially adversely affect the financial condition, properties, business, operations or prospects of the Parent and it Subsidiaries, considered as a whole, or affect the legality, validity or enforceability of this Amendment or any other Loan Document.

            (g) No Default or Event of Default has occurred and is continuing.

      5. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects by each party hereto and shall be and remain in full force and effect according to their respective terms.

      6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

      7. Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the state of New York.

      8. Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

      9. References. All references in any of the Loan Documents to the "Credit Agreement" shall mean the Credit Agreement as amended hereby.

      10. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrowers, the Guarantors, the Lenders, the Agent and their respective successors, assigns and legal representatives; provided, however, that the Borrowers and the Guarantors, without the prior consent of the Lenders, may not assign any rights, powers, duties or obligations hereunder.

      11. Consent of Guarantors. Each of the Guarantors joins in the execution of this Amendment for the purposes of consenting to the amendments to the Credit Agreement contained herein and for the further purpose of confirming its guaranty of all Borrowers' Liabilities (as defined in the Facility Guaranties).


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